UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2015

ADVANCED EMISSIONS SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54992	27-5472457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado		80129
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 16, 2015, Advanced Emissions Solutions, Inc., a Delaware corporation (the “Company”) entered into an Agreement (the “Agreement”) with HG Vora Capital Management, LLC and HG Vora Special Opportunities Master Fund, Ltd. (together, “HG Vora”) which hold approximately 9.9% of the shares of the outstanding Common Stock. Pursuant to the Agreement HG Vora, together with its subsidiaries and the various investment funds and accounts for which HG Vora both (a) acts as the manager and/or investment advisor and (b) has investment discretion, will be deemed to be an “Exempt Person” under the Rights Agreement dated as of February 1, 2015 (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A.

Pursuant to the Agreement, HG Vora has agreed that from the date of the Agreement until the Expiration Date, HG Vora, together with all Affiliates and Associates of HG Vora, will not, in the aggregate, be the Beneficial Owner (as defined in the Rights Agreement) at any time of more than 14.9% of the Common Stock then outstanding.

HG Vora and its Affiliates have also agreed until the earlier of (such earlier date, the “Expiration Date”) (i) February 1, 2016 or (ii) the termination of the Rights Agreement, to cause all Common Stock directly or indirectly beneficially owned (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of the Agreement) by them (I) as of the record date for any annual or special meeting of stockholders or in connection with any solicitation of shareholder action by written consent (each a “Shareholders Meeting”), in each case that are entitled to vote at any such Shareholders Meeting, to be present for quorum purposes and to be voted, at all such Shareholders Meetings or at any adjournments or postponements thereof, (a) for all directors nominated by the Board for election at such Shareholders Meeting and (b) in accordance with the recommendation of the Board on any other proposals or other business that comes before any Shareholders Meeting and (II) to be voted against any solicitation of consents or agency designations to call an annual or special meeting of stockholders. The foregoing voting requirements will not apply unless HG Vora, together with all its Affiliates and Associates, is the Beneficial Owner (as defined in the Rights Agreement) of 10% or more of the Common Stock outstanding on the applicable record date.

The foregoing is a summary description of the Agreement. This summary is intended to provide a general description only and is subject to the detailed terms and conditions of the Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Agreement dated as of March 16, 2015, by and between the Company and HG Vora Capital Management, LLC and HG Vora Special Opportunities Master Fund, Ltd..

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2015

ADVANCED EMISSIONS SOLUTIONS, INC.

By:	/s/ L. Heath Sampson
Name: L. Heath Sampson
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement dated as of March 16, 2015, by and between the Company and HG Vora Capital Management, LLC and HG Vora Special Opportunities Master Fund, Ltd.

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